UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C., 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date Of Report (Date Of Earliest Event Reported):  04/13/2005

EnerSys
(Exact Name of Registrant as Specified in its Charter)

Commission File Number:  1-32253

Delaware	23-3058564
(State or Other Jurisdiction of	(I.R.S. Employer
Incorporation or Organization)	Identification No.)

2366 Bernville Road, Reading, Pennsylvania 19605
(Address of Principal Executive Offices, Including Zip Code)

(610) 208-1991
(Registrant’s Telephone Number, Including Area Code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act(17CFR240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act(17CFR240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act(17CFR240.13e-4(c))

Items to be Included in this Report

Item 1.01.    Entry into a Material Definitive Agreement

On April 13, 2005, the Compensation Committee of EnerSys (the "Company") granted increases in annual base salaries, effective as of April 1, 2005, to the following executive officers of the Company: John D. Craig,, Chairman, President and Chief Executive Officer; Michael T. Philion, Executive Vice President - Finance and Chief Financial Officer; Richard W. Zuidema, Executive Vice President - Administration; John A. Shea, Executive Vice President - Motive Power Americas; and Raymond R. Kubis, President - Europe. The increases and resulting base salaries (Increase : Resulting Base Salary) for fiscal year 2006 are as follows:

John D. Craig ($20,000 : $745,000)

Michael T. Philion ($9,000 : $344,000)

Richard W. Zuidema ($9,000 : $345,000)

John A. Shea ($24,000 : $335,000)

Raymond R. Kubis (8,400 EUR : 306,000 EUR)

Item 9.01.    Financial Statements and Exhibits

The letter agreements are attached hereto as Exhibits 10.1 through 10.5, and incorporated herein by reference.

Signature(s)

Pursuant to the Requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the Undersigned hereunto duly authorized.

EnerSys

Date: April 14, 2005.	By:	/s/ John D. Craig
John D. Craig
Chairman, President & Chief Executive Officer

Exhibit Index

Exhibit No.	Description
EX-10.1	Letter dated April 13, 2005, amending the Employment Agreement between Yuasa, Inc. and John D. Craig.
EX-10.2	Letter dated April 13, 2005, amending the Employment Agreement between Yuasa, Inc. and Michael T. Philion.
EX-10.3	Letter dated April 13, 2005, amending the Employment Agreement between Yuasa, Inc. and Richard W. Zuidema.
EX-10.4	Letter dated April 13, 2005, amending the Employment Agreement between Yuasa, Inc. and John A. Shea.
EX-10.5	Letter dated April 13, 2005, amending the Managing Directorship Agreement between Hawker Belgium S.A. and Raymond R. Kubis.